UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS OF CONSECO, INC.


     The unaudited pro forma consolidated statement of operations of Conseco, Inc. ("Conseco") for the nine months ended September 30, 1996, presents the consolidated operating results for Conseco as if the following planned transactions had occurred on January 1, 1995: (1) the issuance of $275.0 million of trust originated preferred securities having an assumed distribution rate of
9.16 percent (the "Offering"); (2) the issuance of an additional $225.0 million of trust originated preferred securities having an assumed distribution rate of
9.16 percent (the "Additional Offering"); (3) the merger (the "ATC Merger") of American Travellers Corporation ("ATC") with and into Conseco; (4) the acquisition of all of the outstanding common stock of Bankers Life Holding Corporation ("BLH") not previously owned by Conseco and related transactions (the "BLH Transaction"); (5) the merger (the "CAF Merger") of a subsidiary of Conseco with and into Capitol American Financial Corporation ("CAF"); and (6) the merger (the "THI Merger") of Transport Holdings Inc. ("THI") with and into Conseco.

     The pro forma consolidated statement of operations data for Conseco for the nine months ended September 30, 1996, set forth in the unaudited pro forma consolidated statement of operations under the column "Pro forma Conseco before the Offering" reflect the prior application of certain pro forma adjustments for the following transactions, all of which have already occurred, as if such transactions had occurred on January 1, 1995: (1) the call for redemption of Conseco's Series D Convertible Preferred Stock (the "Series D Call") completed September 26, 1996; (2) the acquisition of all of the outstanding common stock of American Life Holdings, Inc. ("ALH"), not previously owned by Conseco or its affiliates, and related transactions (the "ALH Transaction") completed September 30, 1996; (3) the acquisition and merger of Life Partners Group, Inc. ("LPG") completed effective June 30, 1996 (the "LPG Merger"); (4) the issuance of 4.37 million shares of Conseco PRIDES in January 1996; and (5) the BLH tender offer for and repurchase of its 13 percent senior subordinated notes due 2002 and related financing transactions completed in March 1996 (the "BLH Tender Offer"). Such pro forma adjustments are set forth in Exhibit 99.1 included in Conseco's Form 10-Q for the quarterly period ended September 30, 1996.

     The unaudited pro forma consolidated balance sheet of Conseco as of September 30, 1996, gives effect to the following planned transactions as if each had occurred on September 30, 1996: (1) the Offering; (2) the Additional Offering; (3) the ATC Merger; (4) the BLH Transaction; (5) the CAF Merger; and
(6) the THI Merger.

     The pro forma consolidated financial statements are based on the historical financial statements of Conseco, LPG, ATC, CAF and THI and are qualified in their entirety by and should be read in conjunction with, these financial statements and the notes thereto. The pro forma data are not necessarily indicative of the results of operations or financial condition of Conseco had these transactions occurred on January 1, 1995, nor the results of future operations. Conseco anticipates cost savings and additional benefits as a result of certain of the transactions contemplated in the pro forma financial statements. Such benefits and any other changes that might have resulted from management of the combined companies have not been included as adjustments to the pro forma consolidated financial statements. Certain amounts from the prior periods have been reclassified to conform to the current presentation.


     The unaudited pro forma consolidated financial statements reflect cost allocations for the LPG Merger, the ALH Transaction, the ATC Merger, the BLH Transaction, the CAF Merger and the THI Merger using estimated values of the assets and liabilities of LPG, ATC, ALH, BLH, CAF and THI as of the assumed merger dates based on appraisals and other studies, which are not yet complete. Accordingly, the final allocations will be different than the amounts included in the accompanying pro forma consolidated financial statements. Although the final allocations will differ, the pro forma consolidated financial statements reflect management's best estimate based on currently available information as if the LPG Merger, the ALH Transaction, the ATC Merger, the BLH Transaction, the CAF Merger and the THI Merger had occurred on the assumed merger dates.


                         CONSECO, INC. AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     for the nine months ended September 30, 1996
                 (Amounts in millions, except per share amounts)
                                   (unaudited)

                                                                     Pro forma                   Pro forma
                                                       Pro forma    adjustments                  adjustments
                                                        Conseco      relating      Pro forma     relating to  Pro forma
                                                       before the     to the        for the      Additional    Conseco
                                                        Offering     Offering      Offering       Offering     subtotal(a)
                                                        --------     --------       --------     ---------    ---------
Revenues:
     Insurance policy income                           $1,349.0       $   -         $1,349.0     $    -       $1,349.0
     Investment activity:
         Net investment income                          1,084.4                      1,084.4                   1,084.4

         Net trading losses                                (6.5)                        (6.5)                     (6.5)
         Net realized gains                                23.0                         23.0                      23.0
     Fee revenue                                           29.7                         29.7                      29.7
     Restructuring income                                  30.4                         30.4                      30.4
     Other income                                          11.4                         11.4                      11.4
                                                       --------      -------        --------     --------     --------
            Total revenues                              2,521.4                      2,521.4                   2,521.4
                                                       --------      -------        --------     --------     --------

Benefits and expenses:
     Insurance policy benefits and change in future
       policy benefits                                    957.2                        957.2                     957.2
     Interest expense on annuities and financial
       products                                           549.5                        549.5                     549.5
     Interest expense on notes payable                    100.7        (12.9)(1)        87.8        (10.6)(6)     77.2


     Interest expense on investment borrowings             17.2                         17.2                      17.2
     Amortization related to operations                   242.9                        242.9                     242.9

     Amortization related to realized gains                22.3                         22.3                      22.3
     Other operating costs and expenses                   243.5                        243.5                     243.5
                                                       --------      -------        --------     --------     --------
            Total benefits and expenses                 2,133.3        (12.9)        2,120.4        (10.6)     2,109.8
                                                       --------      -------        --------     --------     --------

            Income before income taxes, minority
                interest and extraordinary charge         388.1         12.9           401.0         10.6        411.6
Income tax expense                                        147.9          4.5 (2)       152.4          3.7 (7)    156.1
                                                       --------      -------        --------      -------     --------
            Income before  minority interest
                and extraordinary charge                  240.2          8.4           248.6          6.9        255.5

Minority interest in consolidated subsidiaries:
     Dividends on Company - obligated mandatorily
       redeemable preferred securities of subsidiary
       trusts                                                -          12.3 (3)        12.3         10.0 (8)     22.3
     Dividends on preferred  stock                          6.4                          6.4                       6.4
     Equity in earnings                                    13.9                         13.9                      13.9
                                                       --------      -------        --------     --------     --------

            Income before extraordinary charge         $  219.9      $  (3.9)       $  216.0     $   (3.1)    $  212.9
                                                       ========      =======        ========     ========     ========

Earnings per common share and common equivalent share:
     Primary:
         Weighted average shares outstanding               77.2                         77.2                      77.2
                                                       ========                     ========                     =====
         Income before extraordinary  charge              $2.85                        $2.80                     $2.76
                                                       ========                     ========                     =====

     Fully diluted:
         Weighted average shares outstanding               78.7                         78.7                      78.7
                                                       ========                      =======                     =====
         Income before extraordinary  charge              $2.79                        $2.74                     $2.71
                                                       ========                      =======                     =====

(a)  Amounts are carried forward to page 3.

 The accompanying notes are an integral part of the pro forma consolidated financial statements.

                                       2

                          CONSECO, INC AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     for the nine months ended September 30, 1996
                 (Amounts in millions, except per share amounts)
                                   (unaudited)


                                                            Pro forma                   Pro forma
                                                           adjustments                 adjustments
                                  Pro forma                  relating       Pro forma   relating to   Pro forma
                                   Conseco        ATC        to the         Conseco      the BLH      Conseco
                                 subtotal(a)   historical   ATC Merger      subtotal   Transaction    subtotal(b)
                                  ---------   ------------  ----------     ---------   ------------   --------
Revenues:
 Insurance policy income         $1,349.0       $ 283.3       $     -       $1,632.3     $     -      $1,632.3
  Investment activity:
    Net investment income         1,084.4          33.2            1.1 (11)  1,118.7                   1,118.7



    Net trading losses               (6.5)                                      (6.5)                     (6.5)
    Net realized gains               23.0           1.3            2.3 (11)     26.6         (.2)(26)     26.4
  Fee revenue                        29.7                                       29.7                      29.7
  Restructuring income               30.4                                       30.4                      30.4
  Other income                       11.4                                       11.4                      11.4
                                ---------      --------       --------      --------      ------      --------
         Total revenues           2,521.4         317.8            3.4       2,842.6         (.2)      2,842.4
                                ---------      --------       --------      --------      ------      --------

Benefits and expenses:
 Insurance policy benefits
   and change in future
   policy benefits                  957.2         192.2                      1,149.4        (1.5)(26)  1,147.9
 Interest expense
   on annuities and
   financial products               549.5                                      549.5                     549.5
 Interest expense on
   notes payable                     77.2           5.8            1.5 (12)     80.8                      80.8
                                                                  (3.7)(13)

  Interest expense on
   investment borrowings             17.2                                       17.2                      17.2
  Amortization related
    to operations                   242.9          16.4          (16.4)(14)    273.6          .4 (26)    274.0
                                                                  19.9 (14)
                                                                  10.8 (15)
  Amortization related
    to realized gains                22.3                                      22.3          (.1)(26)     22.2
  Other operating
   costs and expenses               243.5          64.4                       307.9          1.6 (26)    309.5
                                ---------      --------       --------      -------      -------      --------
        Total benefits
         and expenses             2,109.8         278.8           12.1      2,400.7           .4       2,401.1
                                ---------      --------       --------      -------      -------      --------

        Income before income
            taxes, minority interest
            and extraordinary
            charge                  411.6          39.0           (8.7)       441.9          (.6)        441.3
Income tax expense                  156.1          13.0             .7 (16)   169.8          (.1)(27)    169.7
                                ---------     ---------       --------      -------      -------      --------
        Income before
            minority interest
            and extraordinary
            charge                  255.5          26.0           (9.4)       272.1          (.5)        271.6

Minority interest in consolidated
   subsidiaries:
   Dividends on Company - obligated
     mandatorily redeemable
     preferred securities of
     subsidiary trusts               22.3                                      22.3                       22.3
   Dividends on preferred stock       6.4                                       6.4                        6.4
   Equity in earnings                13.9                                      13.9        (13.9)(28)       -
                                 --------     ---------       --------      -------      -------      --------
        Income before
            extraordinary
            charge               $  212.9      $   26.0       $   (9.4)     $ 229.5      $  13.4      $  242.9
                                 ========      ========       ========      =======      =======      ========







Earnings per common share and
 common equivalent share:
 Primary:
     Weighted average
       shares outstanding            77.2                         13.1 (17)    90.3         2.6 (29)      92.9
                                     ====                       ======         ====       =====           ====
     Income before
       extraordinary  charge        $2.76                                     $2.54                      $2.61
                                    =====                                     =====                      =====

 Fully diluted:
     Weighted average shares
       outstanding                   78.7                         18.1 (17)    96.8         2.6 (29)      99.4
                                     ====                       ======         ====       =====           ====
     Income before
       extraordinary charge         $2.71                                     $2.39                      $2.46
                                    =====                                     =====                      =====

(a) Amounts have been carried forward from page 2.
(b) Amounts are carried forward to page 4.

 The accompanying notes are an integral part of the pro forma consolidated financial statements.

                                       3

                         CONSECO, INC. AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     for the nine months ended September 30, 1996
                 (Amounts in millions, except per share amounts)
                                   (unaudited)

                                                                                                              Pro forma
                                                             Pro forma                           Pro forma     for the
                                                             adjustments                        adjustments   Offering
                                  Pro forma                  relating to Pro forma               relating to  and other
                                  Conseco         CAF         the CAF     Conseco       THI       to the       planned
                                  subtotal(a)  historical      Merger    subtotal    historical THI Merger   transactions
                                  ---------   ------------    -------  -----------   ---------- ----------   ------------


Revenues:
 Insurance policy income          $1,632.3     $   219.9     $   -       $1,852.2     $  82.4     $             $1,934.6
  Investment activity:
    Net investment income          1,118.7          41.7        (2.6)(32) 1,157.8        29.6       (5.0)(51)    1,182.4

    Net trading losses                (6.5)                                  (6.5)                                  (6.5)
    Net realized gains                26.4            .3         (.3)(32)    26.4          .3        (.3)(51)       26.4
  Fee revenue                         29.7                                   29.7                                   29.7
  Restructuring income                30.4                                   30.4                                   30.4
  Other income                        11.4                                   11.4         1.4                       12.8
                                  --------     ---------     -------     --------     -------     ------        --------
         Total revenues            2,842.4         261.9        (2.9)     3,101.4       113.7       (5.3)        3,209.8
                                  --------     ---------     -------     --------     -------     ------        --------

Benefits and expenses:
 Insurance policy benefits
   and change in future
   policy benefits                 1,147.9         124.4        (2.3)(33) 1,270.0        54.1                    1,324.1
 Interest expense
   on annuities and
   financial products                549.5                                  549.5                                  549.5
 Interest expense on
   notes payable                      80.8           1.6        (1.6)(34)   108.7         6.8       (6.8)(52)      109.6
                                                                27.9 (35)                             .9 (52)

  Interest expense on
   investment borrowings              17.2                                   17.2                                   17.2
  Amortization related
    to operations                    274.0          17.5       (17.5)(36)   301.4         6.2       (6.2)(53)      311.7
                                                                23.0 (36)                           10.3 (53)
                                                                 4.4 (37)
  Amortization related
    to realized gains                 22.2                                   22.2                                   22.2
  Other operating
   costs and expenses                309.5          58.7                    368.2        24.4                      392.6
                                  --------     ---------    --------     --------     -------     ------        --------

        Total benefits
         and expenses              2,401.1         202.2        33.9      2,637.2        91.5       (1.8)        2,726.9
                                  --------     ---------    --------     --------     -------     ------        --------

        Income before income
            taxes, minority
            interest and
            extraordinary charge     441.3          59.7       (36.8)       464.2        22.2       (3.5)          482.9
Income tax expense                   169.7          20.9       (11.4)(38)   179.2         7.8       (1.2)(54)      185.8

                                   -------     ---------     -------     --------     -------     ------        --------
        Income before minority
            interest and
            extraordinary charge     271.6          38.8       (25.4)       285.0        14.4       (2.3)          297.1

Minority interest in consolidated
   subsidaires:
   Dividends on Company - obligated
     mandatorily redeemable
     preferred securities of
     subsidiary trusts                22.3                                   22.3                                   22.3
   Dividends on preferred stock        6.4                                    6.4                                    6.4
   Equity in earnings                   -                                      -                                      -
                                   -------     --------      -------     --------      ------     ------        --------

        Income before
            extraordinary charge   $ 242.9    $    38.8      $ (25.4)    $  256.3      $ 14.4      $(2.3)       $  268.4
                                   =======     ========      =======     ========     =======      =====        ========

Earnings per common share and
 common equivalent share:
 Primary:
     Weighted average
       shares outstanding            92.9                        2.4 (39)    95.3                    4.7 (55)      100.0
                                     ====                       ====        =====                   ====           =====
     Income before
       extraordinary  charge        $2.61                                   $2.69                                  $2.68
                                    =====                                   =====                                  =====

 Fully diluted:
     Weighted average shares
       outstanding                   99.4                        2.4 (39)   101.8                    4.7 (55)      106.5
                                     ====                       ====        =====                   ====           =====
     Income before
       extraordinary  charge        $2.46                                   $2.53                                  $2.53
                                    =====                                   =====                                  =====

(a) Amounts have been carried forward from page 3.

 The accompanying notes are an integral part of the pro forma consolidated financial statements.
                                       4




                         CONSECO, INC. AND SUBSIDIARIES
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                               September 30, 1996
                              (Dollars in millions)
                                   (unaudited)

                                                                                                 Pro forma
                                                                    Pro forma                   adjustments
                                                                   adjustments    Pro forma     relating to  Pro forma
                                                       Conseco     relating to     for the      Additional    Conseco
                                                     as reported   the Offering    Offering      Offering    subtotal(a)
                                                     ------------  -----------    ----------    ---------    --------


Assets
     Investments:
         Actively managed fixed maturity
           securities at fair value                  $15,959.8        $   -       $15,959.8   $     -       $15,959.8


         Held-to-maturity fixed maturity
           securities                                       -                            -                         -
         Equity securities at fair value                 104.2                        104.2                     104.2
         Mortgage loans                                  372.5                        372.5                     372.5
         Credit-tenant loans                             393.8                        393.8                     393.8
         Policy loans                                    526.0                        526.0                     526.0
         Other invested assets                           211.0                        211.0                     211.0
         Short-term investments                          212.3         265.5 (4)      212.3        217.1 (9)    212.3
                                                                      (265.5)(4)                  (217.1)(9)
         Assets held in separate accounts                300.4                        300.4                     300.4
                                                     ---------        ------      ---------    ---------    ---------

                Total investments                     18,080.0            -        18,080.0           -      18,080.0

     Accrued investment income                           276.7                        276.7                     276.7
     Cost of policies purchased                        1,847.1                      1,847.1                   1,847.1

     Cost of policies produced                           541.0                        541.0                     541.0
     Reinsurance receivables                             400.6                        400.6                     400.6
     Income taxes                                        138.9                        138.9                     138.9

     Goodwill                                          1,524.7                      1,524.7                   1,524.7

     Property and equipment                              105.9                        105.9                     105.9
     Securities segregated for future redemption
         of redeemable preferred stock of a
         subsidiary                                       45.0                         45.0                      45.0
     Other assets                                        216.1                        216.1                     216.1
                                                     ---------        ------      ---------    ---------    ---------

                Total assets                         $23,176.0        $   -       $23,176.0    $      -     $23,176.0
                                                     =========        ======      =========    =========    =========


(a) Amounts are carried forward to page 6.

 The accompanying notes are an integral part of the pro forma consolidated financial statements.

                                       5


                         CONSECO, INC. AND SUBSIDIARIES
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                               September 30, 1996
                              (Dollars in millions)
                                   (unaudited)


                                                             Pro forma                Pro forma
                                                           adjustments              adjustments
                                  Pro forma                   relating    Pro forma  relating to   Pro forma
                                   Conseco        ATC         to the       Conseco     the BLH      Conseco
                                  subtotal(a)  historical   ATC Merger     subtotal  Transaction   subtotal(b)
                                  ---------   ------------  ----------- -----------   ---------  ----------


Assets
 Investments:
     Actively managed fixed
      maturity securities
      at fair value               $15,959.8     $  689.7     $    -       $16,649.5   $     -         $16,649.5


     Held-to-maturity
      fixed maturity
      securities                         -                                                                   -
     Equity securities at
      fair value                      104.2                                   104.2                       104.2
     Mortgage loans                   372.5           .4                      372.9                       372.9
     Credit-tenant loans              393.8                                   393.8                       393.8
     Policy loans                     526.0                                   526.0                       526.0
     Other invested assets            211.0                                   211.0                       211.0
     Short-term investments           212.3         12.2         (30.4)(18)   224.5                       224.5
                                                                  30.4 (19)

     Assets held in separate
       accounts                       300.4                                   300.4                       300.4
                                   --------     --------     ---------    ---------   ----------      ----------

            Total investments      18,080.0        702.3            -      18,782.3           -        18,782.3

 Accrued investment income            276.7          7.7                      284.4                       284.4
 Cost of policies purchased         1,847.1         11.3         268.8 (20) 2,115.9         65.9 (26)   2,181.8
                                                                 (11.3)(20)
 Cost of policies produced            541.0        168.7        (168.7)(21)   541.0        (50.7)(26)     490.3
 Reinsurance receivables              400.6                                   400.6                       400.6
 Income taxes                         138.9                      (27.1)(22)    85.6         (5.3)(27)      80.3
                                                                 (26.2)(22)
 Goodwill                           1,524.7                      563.2 (23) 2,087.9         57.3 (26)   2,145.2

 Property and equipment               105.9          3.9                      109.8                       109.8
 Securities segregated for
     future redemption of
     redeemable preferred
     stock of a
     subsidiary                        45.0                                    45.0                        45.0
 Other assets                         216.1         13.7                      229.8                       229.8
                                  ---------     --------     ---------    ---------   ----------      ---------

            Total assets          $23,176.0     $  907.6     $   598.7    $24,682.3    $    67.2      $24,749.5
                                  =========     ========     =========    =========    =========      =========


(a)  Amounts have been carried forward from page 5.
(b)  Amounts are carried forward to page 7.

 The accompanying notes are an integral part of the pro forma consolidated financial statements.

                                        6


                         CONSECO, INC. AND SUBSIDIARIES
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                               September 30, 1996
                              (Dollars in millions)
                                   (unaudited)

                                                                                                                  Pro forma
                                                             Pro forma                            Pro forma         for the
                                                            adjustments                           adjustments      Offering
                                  Pro forma                   relating   Pro forma                relating to      and other
                                   Conseco        CAF         to the      Conseco        THI        the THI         planned
                                  subtotal(a)  historical   CAF Merger    subtotal    historical    Merger        transactions
                                  ---------   ------------  ----------- -----------   ----------  ----------      ------------

Assets
 Investments:
     Actively managed fixed
      maturity securities
      at fair value               $16,649.5     $  308.5     $ 358.3 (40)  $17,410.5  $   483.0     $  (83.9)(57)  $17,809.6
                                                                94.2 (41)

     Held-to-maturity
      fixed maturity
      securities                         -         358.3      (358.3)(40)         -                                      -
     Equity securities at
      fair value                      104.2         10.2                       114.4        1.1                       115.5
     Mortgage loans                   372.9                                    372.9        8.3                       381.2
     Credit-tenant loans              393.8                                    393.8                                  393.8
     Policy loans                     526.0                                    526.0       16.9                       542.9
     Other invested assets            211.0                                    211.0        6.5                       217.5
     Short-term investments           224.5         29.4      (534.0)(42)      253.9       34.6         83.9 (57)     288.5
                                                               (26.0)(42)                               18.5 (58)
                                                               (29.0)(42)                              (18.5)(58)
                                                               589.0 (43)                              (58.3)(58)
                                                                                                       (25.6)(58)

     Assets held in separate
       accounts                       300.4                                    300.4                                  300.4
                                   --------     --------     -------       ---------    -------     --------      ---------

            Total investments      18,782.3        706.4        94.2        19,582.9      550.4        (83.9)      20,049.4

 Accrued investment income            284.4          6.9                       291.3        5.7                       297.0
 Cost of policies purchased         2,181.8                    492.2 (44)    2,674.0       10.8        112.8 (59)   2,786.8
                                                                                                       (10.8)(59)
 Cost of policies produced            490.3        271.3      (271.3)(45)      490.3       28.4        (28.4)(60)     490.3
 Reinsurance receivables              400.6                                    400.6      328.6       (260.0)(62)     469.2
 Income taxes                          80.3                    (79.3)(46)         -                                      -
                                                                (1.0)(46)
 Goodwill                           2,145.2                    223.7 (47)    2,368.9                                2,368.9

 Property and equipment               109.8          4.4                       114.2         .7                       114.9
 Securities segregated for
     future redemption of
     redeemable preferred
     stock of a
     subsidiary                        45.0                                     45.0                                   45.0
 Other assets                         229.8         28.9                       258.7       17.3                       276.0
                                  ---------     --------     -------       ---------   --------     --------      ---------

            Total assets          $24,749.5     $1,017.9     $ 458.5       $26,225.9   $  941.9      $(270.3)     $26,897.5
                                  =========     ========     =======       =========   ========      =======      =========

(a)  Amounts have been carried forward from page 6.

 The accompanying notes are an integral part of the pro forma consolidated financial statements.

                                      7


                         CONSECO, INC. AND SUBSIDIARIES
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                               September 30, 1996
                              (Dollars in millions)
                                   (unaudited)


                                                Pro forma                Pro forma                           Pro forma
                                               adjustments              adjustments                         adjustments
                                                relating    Pro forma   relating to  Pro forma               relating    Pro forma
                                  Conseco        to the       for the    Additional   Conseco      ATC        to the      Conseco
                                 as reported    Offering     Offering     Offering    subtotal  Historical  ATC Merger   subtotal(a)
                                  ---------    ----------    --------    ---------   ---------  ---------- ------------  ---------


Liabilities:
     Insurance liabilities        $18,150.7   $   -          $18,150.7   $  -        $18,150.7   $ 586.3   $     -       $18,737.0
     Income tax liabilities              -                          -                       -       26.2      (26.2)(22)        -
     Investment borrowings            539.4                      539.4                   539.4                               539.4
     Other liabilities                482.0                      482.0                   482.0      10.9       11.3 (24)     504.2
     Liabilities related
       to separate accounts           300.1                      300.1                   300.1                               300.1
     Notes payable of Conseco       1,169.0    (265.5)(4)        903.5    (217.1)(9)     686.4     102.9       30.4 (19)     955.4
                                                                                                              135.7 (24)

     Notes payable of
       Bankers Life Holding
       Corporation, not
       direct obligations
       of Conseco                     418.1                      418.1                   418.1                               418.1

     Notes payable of American
       Life Holdings, Inc., not
       direct obligations of
       Conseco                         13.0                       13.0                    13.0                                13.0
                                   --------    ------        ---------   -------     ---------    ------    -------       --------

            Total liabilities      21,072.3    (265.5)        20,806.8    (217.1)     20,589.7     726.3      151.2       21,467.2
                                   --------    ------        ---------   -------     ---------    ------    -------       --------

Minority interest in consolidated
   subsidiaries:
   Company - obligated mandatorily
     redeemable preferred securities
     of subsidiary trusts                -      275.0 (5)        275.0     225.0 (10)    500.0                               500.0
   Preferred stock                     92.5                       92.5                    92.5                                92.5
   Common stock                        55.3                       55.3                    55.3                                55.3

                                   --------    ------        ---------   -------     ---------    ------    -------      ---------

Shareholders' equity:
     Preferred stock                  267.1                      267.1                   267.1                               267.1

     Common stock and additional
       paid-in capital              1,054.5      (9.5)(5)      1,045.0      (7.9)(10)  1,037.1      64.4      (64.4)(25)   1,665.9
                                                                                                              628.8 (25)
     Unrealized appreciation
       (depreciation) of securities   (47.0)                     (47.0)                  (47.0)    (10.3)      10.3 (25)     (47.0)

     Retained earnings                681.3                      681.3                   681.3     127.2     (127.2)(25)     681.3

                                    -------    ------        ---------   -------     ---------    ------    -------      ---------

        Total shareholders' equity  1,955.9      (9.5)         1,946.4      (7.9)      1,938.5     181.3      447.5        2,567.3
                                    -------    ------        ---------   -------     ---------    ------    -------      ---------

           Total liabilities and
             shareholders' equity $23,176.0    $   -         $23,176.0    $   -      $23,176.0    $907.6    $ 598.7      $24,682.3
                                  =========    ======        =========    ======     =========    ======    =======      =========

(a)  Amounts are carried forward to page 9.

 The accompanying notes are an integral part of the pro forma consolidated financial statements.

                                       8



                         CONSECO, INC. AND SUBSIDIARIES
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                               September 30, 1996
                              (Dollars in millions)
                                   (unaudited)


                                                Pro forma                             Pro forma
                                               adjustments                           adjustments
                                 Pro forma      relating     Pro forma               relating to   Pro forma
                                  Conseco      to the BLH     Conseco       CAF       the CAF       Conseco
                                  subtotal(a)  Transaction    subtotal   Historical    Merger      subtotal(b)
                                  ---------    -----------   ---------   ----------  ---------    ----------


Liabilities:
     Insurance liabilities        $18,737.0   $   -          $18,737.0   $  611.4    $  88.4 (48)  $19,436.8
     Income tax liabilities              -                          -        52.2       (1.0)(46)       51.2
     Investment borrowings            539.4                      539.4                                 539.4
     Other liabilities                504.2                      504.2       20.7                      524.9
     Liabilities related
       to separate accounts           300.1                      300.1                                 300.1
     Notes payable of Conseco         955.4     418.1 (30)     1,373.5       29.0      (29.0)(49)    1,962.5
                                                                                       589.0 (43)

     Notes payable of
       Bankers Life Holding
       Corporation, not
       direct obligations
       of Conseco                     418.1    (418.1)(30)          -                                     -

     Notes payable of American
       Life Holdings, Inc., not
       direct obligations of
       Conseco                         13.0                       13.0                                  13.0
                                   --------    ------        ---------   --------   --------      ----------

            Total liabilities      21,467.2        -          21,467.2      713.3      647.4        22,827.9
                                   --------    ------        ---------   --------   --------      ----------

Minority interest in consolidated
   subsidiaries:
   Company - obligated mandatorily
     redeemable preferred securities
     of subsidiary trusts             500.0                      500.0                                 500.0
   Preferred stock                     92.5                       92.5                                  92.5
   Common stock                        55.3     (55.3)(28)          -                                     -

                                   --------    ------        ---------   --------   --------      ----------

Shareholders' equity:
     Preferred stock                  267.1                      267.1                                 267.1

     Common stock and additional
       paid-in capital              1,665.9     122.5 (31)     1,788.4       35.5      (35.5)(50)    1,904.1
                                                                                       115.7 (50)
     Unrealized appreciation
       (depreciation) of securities   (47.0)                     (47.0)      (1.8)       1.8 (50)      (47.0)

     Retained earnings                681.3                      681.3      270.9     (270.9)(50)      681.3

                                    -------    ------        ---------   --------   --------      ----------

        Total shareholders' equity  2,567.3     122.5          2,689.8      304.6     (188.9)        2,805.5
                                    -------    ------        ---------   --------   --------      ----------

           Total liabilities and
             shareholders' equity $24,682.3    $ 67.2        $24,749.5   $1,017.9   $  458.5       $26,225.9
                                  =========    ======        =========   ========   ========       =========


(a)  Amounts have been carried forward from page 8.
(b)  Amounts are carried forward to page 10.

 The accompanying notes are an integral part of the pro forma consolidated financial statements.

                                      9



                         CONSECO, INC. AND SUBSIDIARIES
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                               September 30, 1996
                              (Dollars in millions)
                                   (unaudited)





                                                                                                             Pro forma
                                                                                             Pro forma        for the
                                                                                            adjustments       Offering
                                                                Pro forma                   relating to       and other
                                                                 Conseco          THI         the THI          planned
                                                               subtotal(a)    historical       Merger        transactions
                                                               -----------    ----------     -----------    --------------

Liabilities:
     Insurance liabilities                                    $19,436.8         $ 623.4       $ (260.0)(62)   $19,800.2
     Income tax liabilities                                        51.2            17.5           25.8 (61)        94.5
     Investment borrowings                                        539.4                                           539.4
     Other liabilities                                            524.9            18.5                           543.4
     Liabilities related to separate accounts                     300.1                                           300.1
     Notes payable of Conseco                                   1,962.5           108.3          (58.3)(63)     1,981.0
                                                                                                 (50.0)(63)
                                                                                                  18.5 (63)
     Notes payable of Bankers Life Holding
         Corporation, not direct obligations of Conseco              -                                               -

     Notes payable of American
         Life Holdings, Inc., not
         direct obligations of Conseco                             13.0                                            13.0
                                                              ---------         -------       --------        ---------

                Total liabilities                              22,827.9           767.7         (324.0)        23,271.6
                                                              ---------         -------       --------        ---------

Minority interest in consolidated subsidiaries:
   Company - obligated mandatorily redeemable preferred
      securities of  subsidiary trusts                            500.0                                           500.0
   Preferred stock                                                 92.5                                            92.5
   Common stock                                                      -                                               -
                                                              ---------         -------       --------        ---------
Shareholders' equity:
     Preferred stock                                              267.1            22.8          (22.8)(64)       267.1
     Common stock and additional paid-in capital                1,904.1           169.7         (169.7)(64)     2,132.0
                                                                                                 121.7 (64)
                                                                                                 106.2 (64)
     Unrealized appreciation (depreciation) of securities         (47.0)            4.7           (4.7)(64)       (47.0)

     Retained earnings                                            681.3           (23.0)          23.0 (64)       681.3

                                                              ---------         -------       --------        ---------

                Total shareholders' equity                      2,805.5           174.2           53.7          3,033.4
                                                              ---------         -------       --------        ---------

                Total liabilities and shareholders' equity    $26,225.9         $ 941.9       $ (270.3)       $26,897.5
                                                              =========         =======       ========        =========

(a)  Amounts have been carried forward from page 9.

 The accompanying notes are an integral part of the pro forma consolidated financial statements.

                                      10


                            CONSECO AND SUBSIDIARIES
              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                   (unaudited)

PRO FORMA ADJUSTMENTS

     TRANSACTIONS RELATING TO THE OFFERING

     Conseco Financing Trust I (the "Trust"), a wholly owned subsidiary of Conseco, intends to issue preferred securities (the "Preferred Securities") having an aggregate liquidation amount of $275 million and an assumed distribution rate of 9.16 percent. The Trust will use the proceeds from the sale of such securities to purchase subordinated debentures of Conseco in an aggregate principal amount equivalent to the aggregate liquidation amount of the Preferred Securities that are issued. The subordinated debentures are assumed to bear interest at a rate of 9.16 percent. Conseco will use the proceeds to reduce borrowings under its bank credit facilities.

     (1) Interest expense is reduced to reflect the repayment of $265.5 million aggregate principal amount of borrowings under Conseco's bank credit facilities.

           A change in interest rates of .5 percent on the borrowings under Conseco's bank credit facilities to be repaid from the Offering would result in: (1) a decrease (or increase) in pro forma interest expense of $1.0 million for the nine months ended September 30, 1996; and (2) an increase (or decrease) in pro forma net income of $.6 million for the same period.

     (2) The pro forma adjustment is tax affected, based on Conseco's effective tax rate of 35 percent.

     (3) Minority interest is adjusted to reflect the dividends (net of the related tax benefit) on the Preferred Securities.

     (4) Notes payable are reduced to reflect the repayment of $265.5 million aggregate principal amount of borrowings under Conseco's bank credit facilities using the net proceeds from the Preferred Securities.

     (5) The Company's minority interest in consolidated subsidiaries is increased by the aggregate liquidation amount of the Preferred Securities. Issuance and other transaction costs related to the Preferred Securities are charged to paid-in capital.

OTHER PLANNED TRANSACTIONS

     Transactions relating to the Additional Offering

     In addition to the Preferred Securities offered above, a subsidiary trust of Conseco intends to issue an additional $225 million of trust originated preferred securities having an assumed distribution rate of 9.16 percent. The subsidiary will use the proceeds from the sale of such securities to purchase Conseco subordinated debentures with an aggregate principal amount equivalent to the aggregate liquidation amount of the trust originated preferred securities that are issued. The subordinated debentures of Conseco are assumed to bear interest at a rate of 9.16 percent. Conseco will use the proceeds to reduce borrowings under its bank credit facilities.

     (6) Interest expense is reduced to reflect the repayment of $217.1 million aggregate principal amount of borrowings under Conseco's bank credit facilities.

           A change in interest rates of .5 percent on the borrowings under Conseco's bank credit facilities to be repaid from the Additional Offering would result in: (1) a decrease (or increase) in pro forma interest expense of $.8 million for the nine months ended September 30, 1996; and (2) an increase (or decrease) in pro forma net income of $.5 million for the same period.

     (7) The pro forma adjustment is tax affected, based on Conseco's effective tax rate of 35 percent.

     (8) Minority interest is adjusted to reflect the dividends (net of the related tax benefit) on the trust originated preferred securities.

     (9) Notes payable are reduced to reflect the repayment of $217.1 million aggregate principal amount of borrowings under Conseco's bank credit facilities using the net proceeds from the trust originated preferred securities.

     (10) The Company's minority interest in consolidated subsidiaries is increased by the aggregate liquidation amount of the trust originated preferred securities. Issuance and other transaction costs related to the trust originated preferred securities are charged to paid-in capital.

                            CONSECO AND SUBSIDIARIES
              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                   (unaudited)

     Transactions relating to the ATC Merger

     The ATC Merger will be accounted for under the purchase method of accounting. Under this method, the total cost to acquire ATC will be allocated to the assets and liabilities acquired based on their fair values as of the date of the ATC Merger, with any excess of the total purchase cost over the fair value of the assets acquired less the fair value of the liabilities assumed recorded as goodwill. Conseco believes the ATC Merger will not qualify to be accounted for under the pooling of interests method in accordance with APB No. 16 because an affiliate of ATC intends to sell a portion of the Conseco common stock it receives in the ATC Merger shortly after the consummation of the ATC Merger. In the ATC Merger, each outstanding share of ATC common stock is assumed to be exchanged for a fraction of a share of Conseco's common stock to be determined based on an average price of Conseco's common stock prior to its closing (it is assumed Conseco's share price will be $48.00, resulting in an exchange ratio of .7298 shares valued at $35.03). Conseco will issue an assumed
13.1 million shares of Conseco common stock with a value of approximately $628.8 million to acquire ATC's common stock. In addition, Conseco will assume the ATC convertible subordinated debentures, which will be convertible into an assumed
5.0 million shares of Conseco common stock with a value of approximately $238.6 million. In addition, Conseco is expected to incur costs related to the ATC Merger (including contract termination, relocation, legal, accounting and other costs) of approximately $30.4 million.

The cost to acquire ATC is allocated as follows (dollars in millions):

Book value of assets acquired based on the assumed date of the
     ATC Merger (September 30, 1996) ...................................................    $181.3
Convertible subordinated debentures assumed by Conseco at the
     assumed date of the ATC Merger.....................................................     102.9

Increase (decrease) in ATC's net asset value to reflect estimated fair value and asset reclassifications at the assumed date of the ATC Merger:
        Cost of policies purchased (related to the ATC Merger)..........................     268.8
        Cost of policies produced and cost of policies purchased (historical)...........    (180.0)
        Goodwill (related to the ATC Merger)............................................     563.2
        Income taxes....................................................................     (27.1)
        Other liabilities...............................................................     (11.3)
                                                                                            ------

             Total estimated fair value adjustments.....................................     613.6
                                                                                           -------

     Total cost to acquire ATC..........................................................    $897.8
                                                                                            ======

     Adjustments to the pro forma consolidated statement of operations to give effect to the ATC Merger as of January 1, 1995, are summarized below.

     (11) Net investment income and net realized gains of ATC are adjusted to include the effect of adjustments to restate the amortized cost basis of fixed maturity securities to their estimated fair value.

     (12) Interest expense is increased to reflect the increase in borrowings under Conseco's bank credit facilities used to complete the ATC Merger.

           A change in interest rates of .5 percent on the additional borrowings under Conseco's bank credit facilities used to complete the ATC Merger would result in: (1) an increase (or decrease) in pro forma interest expense of $.1 million for the nine months ended September 30, 1996; and (2) a decrease (or increase) in pro forma net income of $.1 million for the same period.

     (13)  Interest  expense  is  reduced to  reflect  the  amortization  of the liability established at the assumed date of the ATC Merger representing the present value of the interest payable on ATC's convertible subordinated debentures to October 1, 1998 (the earliest call date), less the present value of the dividends that would be paid on Conseco's common stock that such debentures would be convertible into during the same period.
                                       12

                            CONSECO AND SUBSIDIARIES
              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                   (unaudited)

     (14) Amortization of the cost of policies produced and the cost of policies purchased prior to the ATC Merger is replaced with the amortization of the cost of policies purchased (amortized in relation to estimated premiums on the policies purchased with interest equal to the liability rate which averages 5.5 percent).

     (15) Amortization of goodwill acquired in the ATC Merger is recognized over a 40-year period on a straight-line basis.

     (16) Reflects the tax adjustment for the pro forma adjustments at the appropriate rate for the specific item.

     (17) Common shares outstanding are increased to reflect the Conseco shares issued in the ATC Merger. Fully diluted shares also include Conseco shares which will be issued when ATC's convertible subordinated debentures are converted.

     Adjustments to the pro forma consolidated balance sheet to give effect to the ATC Merger as of September 30, 1996, are summarized below.

     (18)  Cash is reduced for payments made to complete the ATC Merger.

     (19) Short-term investments and notes payable of Conseco are increased for additional borrowings by Conseco to complete the ATC Merger.

     (20) ATC's historical cost of policies purchased is eliminated and replaced with the cost of policies purchased recognized in the ATC Merger. Cost of policies purchased reflects the estimated fair value of ATC's business in force and represents the portion of the cost to acquire ATC that is allocated to the value of the right to receive future cash flows from the acquired policies.

           The 18 percent discount rate used to determine such value is the rate of return required by Conseco to invest in the business being acquired. In determining such rate of return, the following factors are considered:

           - The magnitude of the risks associated with each of the actuarial assumptions used in determining the expected cash flows.

           -    Cost of capital available to fund the acquisition.

           - The perceived likelihood of changes in insurance regulations and tax laws.

           -    Complexity of the acquired company.

           - Prices paid (i.e., discount rates used in determining valuations) on similar blocks of business sold recently.

           The value allocated to the cost of policies purchased is based on a preliminary valuation; accordingly, this allocation may be adjusted upon final determination of such value. Expected gross amortization of such value using current assumptions and accretion of interest based on an interest rate equal to the liability rate (such rate averages 5.5 percent) for each of the years in the five-year period ending September 30, 2001, are as follows (dollars in millions):

                 Year ending                 Beginning          Gross           Accretion           Net             Ending
                September 30,                 balance       amortization       of interest     amortization         balance
                -------------                 -------       ------------       -----------     -------------        -------
                    1997                      $268.8            $35.4             $14.2           $21.2             $247.6
                    1998                       247.6             32.3              12.9            19.4              228.2
                    1999                       228.2             29.6              12.0            17.6              210.6
                    2000                       210.6             27.3              10.9            16.4              194.2
                    2001                       194.2             25.2              10.1            15.1              179.1

     (21) ATC's cost of policies produced is eliminated since such amounts are reflected in the determination of the cost of policies purchased.

                            CONSECO AND SUBSIDIARIES
              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                   (unaudited)

     (22) All of the applicable pro forma balance sheet adjustments are tax affected at the appropriate rate. Deferred tax liabilities of ATC are netted against deferred tax assets of Conseco.

     (23)  Goodwill acquired in the ATC Merger is recognized.

     (24) Notes payable are increased to reflect the fair value of ATC's convertible subordinated debentures at the date of the ATC Merger. Such fair value represents the value of the Conseco common stock which ATC's convertible subordinated debentures will be convertible into after the ATC Merger. It is assumed that the holders of such debentures do not convert into Conseco common stock at the time of the ATC Merger.

           In addition, a liability is established representing the present value of the interest payable on such debentures to October 1, 1998 (the earliest call date), less the present value of the dividends that would be paid on the Conseco common stock that such debentures would be convertible into during the same period.

     (25) The prior shareholders' equity of ATC is eliminated in conjunction with the ATC Merger. Common stock and additional paid-in capital is increased by the value of the Conseco common stock issued in the ATC Merger.

     Transactions relating to the BLH Transaction

     Conseco has proposed to acquire all of the common stock of BLH, not owned by Conseco. In the BLH Transaction, each share of BLH common stock would be converted into the right to receive a fraction of a share of Conseco common stock to be determined based on the average price of Conseco's common stock prior to closing (it is assumed that such price per share of Conseco common stock will be $48.00, resulting in an exchange ratio of .5208 shares valued at $25.00). Conseco will issue an assumed 2.6 million shares of Conseco common stock with a value of approximately $122.5 million.

     The pro forma adjustments are applied to the historical consolidated financial statements of Conseco using the step acquisition method of accounting. Under this method, the total purchase cost of the common stock of BLH, not already owned by Conseco, is allocated to the assets and liabilities acquired based on their relative fair values as of the date of acquisition, with any excess of the total purchase cost over the fair value of the assets acquired less the fair value of the liabilities assumed recorded as goodwill. The values of the assets and liabilities of BLH included in Conseco's pro forma consolidated financial statements represent the combination of the following values: (1) the portion of BLH's net assets acquired by Conseco in the initial acquisition made by Conseco Capital Partners, L.P. on October 31, 1992, is valued as of that acquisition date; (2) the portion of BLH's net assets acquired by Conseco on September 30, 1993, is valued as of that acquisition date; (3) the portion of BLH's net assets acquired during 1995 and the first quarter of 1996 is valued as of its assumed date of acquisition; and (4) the portion of BLH's net assets acquired in the BLH Transaction is valued at the assumed dates of acquisition.

     Adjustments to give effect to the BLH Transaction are summarized below:

     (26) As described above, the BLH Transaction is accounted for as a step acquisition. The accounts of BLH are adjusted to reflect the step basis method of accounting as if the BLH Transaction was completed on the assumed dates of acquisition.

     (27) All pro forma adjustments are tax affected based on the appropriate rate for the specific item.

     (28) Minority interest is reduced to eliminate the ownership interest of the former shareholders of BLH.

     (29) Common shares outstanding are increased to reflect the shares of Conseco common stock issued in the acquisition of additional shares of BLH common stock.

     (30)  Notes payable of BLH are reclassified as notes payable  of   Conseco,
           since BLH would be merged into Conseco.

     (31) Common stock and additional paid-in capital is increased by the value of Conseco common stock issued in the acquisition of additional shares of BLH common stock.

                            CONSECO AND SUBSIDIARIES
              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                   (unaudited)

     Transactions relating to the CAF Merger

     The CAF Merger will be accounted for under the purchase method of accounting. Under this method, the total cost to acquire CAF will be allocated to the assets and liabilities acquired based on their fair values as of the date of the CAF Merger, with any excess of the total purchase cost over the fair value of the assets acquired less the fair value of the liabilities assumed recorded as goodwill. In the CAF Merger, each outstanding share of CAF common stock is assumed to be exchanged for $30 in cash and the right to receive a fraction of a share of Conseco common stock to be determined based on the average price of Conseco common stock prior to its closing (it is assumed that such average price per share of Conseco common stock will be $48.00, resulting in an exchange ratio of .1354). Conseco will pay approximately $534 million in cash and issue an assumed 2.4 million shares of Conseco common stock with a value of approximately $115.7 million to acquire the CAF common stock. In addition, Conseco is expected to assume a note payable of CAF of $29.0 million and incur costs related to the CAF Merger (including contract termination, relocation, legal, accounting and other costs) of approximately $26 million.

The cost to acquire CAF is allocated as follows (dollars in millions):

Book value of assets acquired based on the assumed date of the
     CAF Merger (September 30, 1996) ...................................................    $304.6
Notes payable of CAF assumed by Conseco at the assumed date
     of the CAF Merger..................................................................      29.0

Increase (decrease) in CAF's net asset value to reflect estimated fair value and asset reclassifications at the assumed date of the CAF Merger:
        Actively managed fixed maturity securities......................................     452.5
        Held-to-maturity fixed maturity securities......................................    (358.3)
        Cost of policies purchased (related to the CAF Merger)..........................     492.2
        Cost of policies produced.......................................................    (271.3)
        Goodwill (related to the CAF Merger)............................................     223.7
        Insurance liabilities ..........................................................     (88.4)
        Income taxes....................................................................     (79.3)
                                                                                            ------

             Total estimated fair value adjustments.....................................     371.1
                                                                                           -------

     Total cost to acquire CAF..........................................................    $704.7
                                                                                            ======

     Adjustments to the pro forma consolidated statement of operations to give effect to the CAF Merger as of January 1, 1995, are summarized below.

     (32) Net investment income and net realized gains of CAF are adjusted to include the effect of adjustments to restate the amortized cost basis of fixed maturity securities to their estimated fair value.

     (33) Change in policy benefits is reduced to reflect the purchase accounting adjustment made at the assumed date of the CAF Merger. Such adjustment reflects the lower discount rate used to discount amounts of expected future benefit payments to correspond to the adjustments to restate the amortized cost of fixed maturity investments to their estimated fair value.

     (34) Interest expense is reduced to reflect the repayment of notes payable of CAF by Conseco at the assumed date of the CAF Merger.

     (35) Interest expense is increased to reflect the increase in borrowings under Conseco's bank credit facilities used to complete the CAF Merger.

           A change in interest rates of .5 percent on the additional borrowings under Conseco's bank credit facilities used to complete the CAF Merger would result in: (1) an increase (or decrease) in pro forma interest expense of $2.2 million for the nine months ended September 30, 1996; and (2) a decrease (or increase) in pro forma net income of $1.4 million for the same period.

                            CONSECO AND SUBSIDIARIES
              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                   (unaudited)

     (36) Amortization of the cost of policies produced for policies sold by CAF prior to January 1, 1995, is replaced with the amortization of the cost of policies purchased (amortized in relation to estimated premiums on the policies purchased with interest equal to the liability rate which averages 5.5 percent).

     (37) Amortization of goodwill acquired in the CAF Merger is recognized over a 40-year period on a straight-line basis.

     (38) Reflects the tax adjustment for the pro forma adjustments at the appropriate rate for the specific item.

     (39) Common shares outstanding are increased to reflect the shares issued in the CAF Merger.

     Adjustments to the pro forma consolidated balance sheet to give effect to the CAF Merger as of September 30, 1996, are summarized below.

     (40) After the CAF Merger, all held-to-maturity securities are classified as actively managed fixed maturity securities consistent with the intention of the new management.

     (41)  CAF's fixed maturity securities are restated to estimated fair value.

     (42)  Cash is reduced for payments made to complete the CAF Merger.

     (43) Short-term investments and notes payable of Conseco are increased for additional borrowings by Conseco to complete the CAF Merger.

     (44) Cost of policies purchased reflects the estimated fair value of CAF's business in force and represents the portion of the cost to acquire CAF that is allocated to the value of the right to receive future cash flows from the acquired policies.

           The 18 percent discount rate used to determine such value is the rate of return required by Conseco to invest in the business being acquired. In determining such rate of return, the following factors are considered:

           - The magnitude of the risks associated with each of the actuarial assumptions used in determining the expected cash flows.

           -    Cost of capital available to fund the acquisition.

           - The perceived likelihood of changes in insurance regulations and tax laws.

           -    Complexity of the acquired company.

           - Prices paid (i.e., discount rates used in determining valuations) on similar blocks of business sold recently.

           The value allocated to the cost of policies purchased is based on a preliminary valuation; accordingly, this allocation may be adjusted upon final determination of such value. Expected gross amortization of such value using current assumptions and accretion of interest based on an interest rate equal to the liability rate (such rate averages 5.5 percent) for each of the years in the five-year period ending September 30, 2001, are as follows (dollars in millions):

                 Year ending                 Beginning          Gross           Accretion           Net             Ending
                September 30,                 balance       amortization       of interest     amortization         balance
                --------------                -------       ------------       -----------     -------------        -------
                    1997                      $492.2            $60.4             $27.1           $33.3             $458.9
                    1998                       458.9             55.2              25.2            30.0              428.9
                    1999                       428.9             52.2              23.6            28.6              400.3
                    2000                       400.3             49.5              22.1            27.4              372.9
                    2001                       372.9             46.9              20.5            26.4              346.5

     (45) CAF's cost of policies produced is eliminated since such amounts are reflected in the determination of the cost of policies purchased.

     (46) All of the applicable pro forma balance sheet adjustments are tax affected at the appropriate rate. In addition, deferred tax liabilities of CAF are netted against deferred tax assets of Conseco.

                            CONSECO AND SUBSIDIARIES
              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                   (unaudited)

     (47)  Goodwill acquired in the CAF Merger is recognized.

     (48) Additional insurance liabilities are recognized to reflect the lower discount rates used to determine the present value of future obligations, consistent with the lower yields to be earned on invested assets as a result of recognizing the fair value of fixed maturity securities.

     (49) Notes payable are reduced to reflect the repayment of notes payable of CAF by Conseco at the assumed date of the CAF Merger.

     (50) The prior shareholders' equity of CAF is eliminated in conjunction with the CAF Merger. Common stock and additional paid-in capital is increased by the value of Conseco common stock issued in the CAF Merger.

     Transactions relating to the THI Merger

     The THI Merger will be accounted for under the purchase method of accounting. Under this method, the total cost to acquire THI will be allocated to the assets and liabilities acquired based on their fair values as of the date of the THI Merger, with any excess of the total purchase cost over the fair value of the assets acquired less the fair value of the liabilities assumed recorded as goodwill. Conseco believes the THI Merger will not qualify to be accounted for under the pooling of interests method in accordance with APB No. 16 because THI was a subsidiary of another corporation within two years of the contemplated transaction. In the THI Merger, each outstanding share of THI common stock (or its equivalent) is assumed to be exchanged for a fraction of a share of Conseco common stock to be determined based on the price of Conseco common stock prior to its closing (it is assumed such average price per share of Conseco common stock will be $48.00, resulting in an exchange ratio of 1.4583 shares valued at $70.00). Conseco will issue an assumed 2.5 million shares of Conseco common stock with a value of approximately $121.7 million to acquire the THI common stock (or equivalents). Pursuant to an offer by Conseco (the "Exchange Offer"), it is assumed all of THI's convertible subordinated notes (the "THI Convertibles Notes") will be exchanged for shares of Conseco common stock based on the price of Conseco common stock prior to the THI Merger (such fully converted value being the same as the THI Convertible Notes) plus a cash premium. Using the same assumption that each share of THI will be convertible into 1.4583 shares of Conseco common stock with a value of $70.00, in aggregate, the THI Convertible Notes will be convertible into 2.2 million shares of Conseco common stock with a value of approximately $106.2 million. In addition, Conseco will pay a premium of approximately $10.0 million in conjunction with the Exchange Offer. Conseco estimates that it will incur costs related to the THI Merger (including contract termination, relocation, legal, accounting and other costs) of approximately $8.5 million.

The cost to acquire THI is allocated as follows (dollars in millions):

Book value of assets acquired based on assumed date of the
     THI Merger (September 30, 1996) ...................................................    $174.2
THI Convertible Notes converted to Conseco common stock.................................      50.0
Less book value of THI preferred stock..................................................     (22.8)

Increase (decrease) in THI's net asset value to reflect estimated fair value and asset reclassifications at the assumed date of the THI Merger:
        Cost of policies purchased (related to the THI Merger)..........................     112.8
        Cost of policies produced and cost of policies purchased (historical)...........     (39.2)
        Income taxes....................................................................     (25.8)
        Premium paid in conjunction with the Exchange Offer.............................     (10.0)
        Premium incurred to retire THI preferred stock..................................      (2.8)
                                                                                            ------

             Total estimated fair value adjustments.....................................      35.0
                                                                                            ------

     Total cost to acquire THI..........................................................    $236.4
                                                                                            ======

     Adjustments to the pro forma consolidated statement of operations to give effect to the THI Merger as of January 1, 1995, are summarized below.

                            CONSECO AND SUBSIDIARIES
              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                   (unaudited)

     (51) Net investment income and net realized gains of THI are adjusted to include the effect of adjustments to restate the amortized cost basis of fixed maturity securities to their estimated fair value and the effect of the assumed sale of $83.9 million fixed maturity investments, with the proceeds used to repay $58.3 million of bank debt and redeem preferred stock with a redemption value of $25.6 million.

     (52) Interest expense is reduced to reflect the repayment of bank debt of $58.3 million and the conversion of the THI Convertible Notes into Conseco common stock pursuant to the Exchange Offer. Interest expense is increased to reflect borrowings by Conseco to: (i) pay the estimated cost of the THI Merger; and (ii) pay the $10.0 million premium in conjunction with the Exchange Offer.

     (53) Amortization of the cost of policies produced and the cost of policies purchased prior to the THI Merger is replaced with the amortization of the cost of policies purchased (amortized in relation to estimated premiums on the policies purchased with interest equal to the liability rate which averages 5.5 percent).

     (54) Reflects the tax adjustment for the pro forma adjustments at the appropriate rate for the specific item.

     (55) Common shares outstanding are increased to reflect the Conseco shares issued in the THI Merger and the conversion of the THI Convertible Notes in conjunction with the Exchange Offer.

     (56) Effective October 1, 1995, THI sold its long term care business to ATC. An adjustment is made to remove the loss on the sale of the long term care business. However, the revenues, benefits and expenses related to this business prior to its sale are not eliminated, since the business is retained within the Conseco consolidated group after the ATC Merger (and previous pro forma adjustments for the ATC Merger did not include adjustments related to THI's long term care business prior to its purchase by ATC). In addition, expenses related to THI's spin-off from its parent are eliminated. Such costs include certain legal, accounting, actuarial and advisory fees.

     Adjustments to the pro forma consolidated balance sheet to give effect to the THI Merger as of September 30, 1996, are summarized below.

     (57) Actively managed fixed maturity securities with a carrying value of $83.9 million are assumed to be sold at the date of the THI Merger.

     (58) Short-term investments are reduced for: (i) payments made to complete the THI Merger; (ii) the repayment of bank debt with a balance of $58.3 million; (iii) the redemption of preferred stock with a redemption value of $25.6 million; and (iv) the payment of the $10.0 million premium in conjunction with the Exchange Offer. Short-term investments are increased by additional borrowings by Conseco of $18.5 million to complete the THI Merger and related transactions.

     (59) THI's historical cost of policies purchased is eliminated and replaced with the cost of policies purchased recognized in the THI Merger. Cost of policies purchased reflects the estimated fair value of THI's business in force and represents the portion of the cost to acquire THI that is allocated to the value of the right to receive future cash flows from the acquired policies.

                The 18 percent discount rate used to determine such value is the rate of return required by Conseco to invest in the business being acquired. In determining such rate of return, the following factors are considered:

                - The magnitude of the risks associated with each of the actuarial assumptions used in determining the expected cash flows.

                -   Cost of capital available to fund the acquisition.

                - The perceived likelihood of changes in insurance regulations and tax laws.

                -   Complexity of the acquired company.

                - Prices paid (i.e., discount rates used in determining valuations) on similar blocks of business sold recently.

                            CONSECO AND SUBSIDIARIES
              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                   (unaudited)

                The value allocated to the cost of policies purchased is based on a preliminary valuation; accordingly, this allocation may be adjusted upon final determination of such value. Expected gross amortization of such value using current assumptions and accretion of interest based on an interest rate equal to the liability rate (such rate averages 5.5 percent) for each of the years in the five-year period ending September 30, 2001, are as follows (dollars in millions):

                     Year ending             Beginning          Gross           Accretion           Net             Ending
                    September 30,             balance       amortization       of interest     amortization         balance
                    -------------             --------      ------------       -----------     -------------        -------
                        1997                  $112.8            $19.2              $6.3           $12.9              $99.9
                        1998                    99.9             15.9               5.6            10.3               89.6
                        1999                    89.6             14.5               5.0             9.5               80.1
                        2000                    80.1             13.3               4.4             8.9               71.2
                        2001                    71.2             12.8               4.0             8.8               62.4

     (60) THI's cost of policies produced is eliminated since such amounts are reflected in the determination of the cost of policies purchased.

     (61) All of the applicable pro forma balance sheet adjustments are tax affected at the appropriate rate. Deferred tax assets are netted against deferred tax liabilities.

     (62) Reinsurance receivables and insurance liabilities related to business of THI ceded to ATC are eliminated in consolidation.

     (63) Notes payable are decreased to reflect: (i) the repayment of bank debt of $58.3 million; and (ii) the conversion of the THI Convertible Notes into Conseco common stock in conjunction with the Exchange Offer. In addition, notes payable are increased to reflect additional borrowings by Conseco used to complete the THI Merger and related transactions.

     (64) The prior shareholders' equity of THI is eliminated in conjunction with the THI Merger. Common stock and additional paid-in capital is increased by the value of Conseco common stock issued in the THI Merger. The value of the THI Convertible Notes represents the value of the Conseco common stock which will be issued in conjunction with the Exchange Offer. Preferred stock of THI is eliminated to reflect its redemption.




S:\ACCTING\SECRPT\10Q-3-96.CNC\EXH99.2A